SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Amarantus BioScience Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The following was released by Amarantus BioScience Holdings, Inc. in its social media channels.

Facebook/LinkedIn/Google+:

1.     Amarantus announced that its 2015 Annual Meeting of Stockholders, that was previously adjourned to September 4, 2015 due to the lack of requisite quorum, has now been moved to September 2, 2015 at 10:00 am ET. The adjourned annual meeting will take place at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006. The Company encourages all stockholders who have not yet voted to do so before September 1, 2015 at 11:59 p.m. EDT. Full details on how beneficial stockholders may vote can be found in our press release here: (link)

Twitter:

1.       Amarantus Moves Annual Meeting Date Forward to September 2, 2015 (link) $AMBS

2.       $AMBS annual meeting has been adjourned to 9/2 at 10:00 am EDT at Sichenzia Ross Friedman Ference, LLP. Read more: (link)

3.       $AMBS encourages all stockholders who have not yet voted to do so before Sept 1, 2015 at 11.59 p.m. EDT. (link)

4.       For information on how beneficial stockholders who have not yet voted may vote, please click here: (link) $AMBS